Exhibit 99.1

April 30, 2015
Limelight Networks(R) Reports Financial Results for the First Quarter of 2015

•	Q1 Revenue of $42.3 million and GAAP $0.06 net loss per basic share

•	Non-GAAP net loss of $0.02 per basic share

•	$81 million of cash, cash equivalents and marketable securities

•	2015 revenue guidance raised to between $164 and $170 million
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $42.3 million for the first quarter which ended March 31, 2015, compared to $41.2 million in the first quarter of 2014, an increase of three percent.
During the first quarter of 2014, revenue from Netflix was $4.9 million dollars. Revenue was also negatively impacted in the first quarter of 2015 by changes in foreign currency of approximately $0.8 million. Adjusting for the impact of these items, our revenue increased by 19 percent.
GAAP gross margins were 39.0% in the first quarter of 2015, up 190 basis points from 37.1% in the first quarter of 2014.
On a GAAP basis, Limelight reported a net loss of $5.7 million or $0.06 per basic share for the first quarter of 2015, compared to a net loss of $7.6 million, or $0.08 per basic share in the first quarter of 2014.
Non-GAAP net loss was $2.4 million, or $0.02 per basic share for the first quarter of 2015 compared to a non-GAAP net loss of $4.4 million, or $0.04 per basic share in the first quarter of 2014.
EBITDA was negative $2.7 million for the first quarter of 2015 compared to negative $2.3 million for the first quarter of 2014. Adjusted EBITDA was $0.4 million for the first quarter of 2015 compared to $0.6 million for the first quarter of 2014.
Limelight purchased 0.3 million shares under its repurchase authorization in the open market during the first quarter of 2015 at an average price of $2.79, for a total of $1.0 million. Limelight has $9.5 million remaining under its previously announced repurchase authorization.
Limelight ended the first quarter with 533 employees, up from 520 employees at the end of the fourth quarter of 2014, and up from 472 employees in the year ago period.
For the full-year 2015, based on improving operating and market conditions, Limelight is raising revenue guidance to between $164 and $170 million from earlier guidance of between $156 and $164 million.  Non-GAAP net loss is now expected to be between $0.08 and $0.18 per share, an improvement from the earlier guidance of a loss of between $0.10 and $0.20 per share.  Capital expenditures for the year are expected to be between $22 and $26 million. Second quarter revenue is expected to be between $40 and $42 million. In the second quarter of 2014 Netflix revenue was 13% of total revenue or $5.4 million.
Commenting on the first quarter, Chief Executive Officer, Robert Lento said, “Our CDN business is getting bigger, growing faster and getting stronger. We are deploying capital to improve and expand our infrastructure, and adding employees to build better product, improve operations and expand market coverage. Our relationship with our customers is improving as is their confidence in our ability to meet their demands. As these trends continue to improve, we remain focused on the opportunity to significantly improve from our current state.”
He added, “With our strong performance in the first quarter, we are moving out of the transition phase and entering a period of growth. We are fortunate to be in an attractive industry, with a capable product suite and an engaged employee base. Our priorities and strategy remain unchanged and our resolve remains strong.”

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	(Unaudited)
	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$45,508	$57,767
Marketable securities	35,436	35,317
Accounts receivable, net	27,357	22,622
Income taxes receivable	218	237
Deferred income taxes	77	78
Prepaid expenses and other current assets	8,240	9,625
Total current assets	116,836	125,646
Property and equipment, net	34,062	32,636
Marketable securities, less current portion	40	40
Deferred income taxes, less current portion	1,309	1,364
Goodwill	76,020	76,133
Other intangible assets, net	858	1,071
Other assets	3,646	4,451
Total assets	$232,771	$241,341
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,059	$7,065
Deferred revenue	3,471	3,509
Capital lease obligations	—	223
Income taxes payable	166	248
Other current liabilities	11,351	14,383
Total current liabilities	23,047	25,428
Capital lease obligations, less current portion	—	135
Deferred income taxes	144	170
Deferred revenue, less current portion	241	405
Other long-term liabilities	2,749	3,040
Total liabilities	26,181	29,178
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized at March 31, 2015, and December 31, 2014; 99,534 and 98,409 shares issued and outstanding at March 31, 2015, and December 31, 2014, respectively	99	98
Additional paid-in capital	467,413	464,294
Accumulated other comprehensive loss	(10,796)	(7,786)
Accumulated deficit	(250,126)	(244,443)
Total stockholders’ equity	206,590	212,163
Total liabilities and stockholders’ equity	$232,771	$241,341

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	Percent	March 31,	Percent
	2015	2014	Change	2014	Change
Revenues	$42,329	$40,727	4%	$41,170	3%
Cost of revenue:
Cost of services (1)	21,657	20,613	5%	21,566	—%
Depreciation — network	4,153	3,985	4%	4,337	(4)%
Total cost of revenue	25,810	24,598	5%	25,903	—%
Gross profit	16,519	16,129	2%	15,267	8%
Gross profit percentage	39.0%	39.6%		37.1%
Operating expenses:
General and administrative (1)	6,850	6,210	10%	7,028	(3)%
Sales and marketing (1)	10,276	9,103	13%	10,254	—%
Research and development (1)	6,263	6,014	4%	4,578	37%
Depreciation and amortization	640	661	(3)%	1,066	(40)%
Total operating expenses	24,029	21,988	9%	22,926	5%
Operating loss	(7,510)	(5,859)	28%	(7,659)	(2)%
Other income (expense):
Interest expense	(4)	(6)	(33)%	(12)	(67)%
Interest income	74	73	1%	70	6%
Other, net	1,812	807	125%	17	10,559%
Total other income (expense)	1,882	874	115%	75	2,409%
Loss before income taxes	(5,628)	(4,985)	13%	(7,584)	(26)%
Income tax expense	55	22	150%	56	(2)%
Net loss	$(5,683)	$(5,007)	14%	$(7,640)	(26)%

Net loss per share:
Basic and diluted	$(0.06)	$(0.05)		$(0.08)

Weighted average shares used in per share calculation:
Basic and diluted	98,636	98,637		97,946

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Share-based compensation:
Cost of services	$513	$490	$504
General and administrative	1,406	1,202	1,200
Sales and marketing	689	624	525
Research and development	461	375	350
Total share-based compensation	$3,069	$2,691	$2,579

Depreciation and amortization:
Network-related depreciation	$4,153	$3,985	$4,337
Other depreciation and amortization	443	457	729
Amortization of intangible assets	197	204	337
Total depreciation and amortization	$4,793	$4,646	$5,403

Net decrease in cash, cash equivalents and marketable securities:	$(12,140)	$(8,172)	$(6,091)

End of period statistics:
Approximate number of active customers	1,080	1,095	1,208

Number of employees	533	520	472

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Operating activities
Net loss	$(5,683)	$(5,007)	$(7,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,793	4,646	5,403
Share-based compensation	3,069	2,691	2,579
Foreign currency remeasurement gain	(1,691)	(1,100)	(12)
Deferred income taxes	(53)	(174)	(23)
Accounts receivable charges	246	(75)	160
Amortization of premium on marketable securities	58	85	173
Changes in operating assets and liabilities:
Accounts receivable	(4,980)	(104)	(1,979)
Prepaid expenses and other current assets	1,150	(747)	(1,073)
Income taxes receivable	(2)	95	(21)
Other assets	792	616	617
Accounts payable	382	(2,486)	3,808
Deferred revenue	(203)	(216)	(831)
Other current liabilities	(2,105)	1,509	(2,972)
Income taxes payable	(52)	(19)	(106)
Other long term liabilities	(269)	(251)	(173)
Net cash used in operating activities	(4,548)	(537)	(2,090)
Investing activities
Purchases of marketable securities	(9,956)	(7,813)	(5,197)
Maturities of marketable securities	9,840	6,600	4,380
Purchases of property and equipment	(6,666)	(4,597)	(3,065)
Net cash used in investing activities	(6,782)	(5,810)	(3,882)
Financing activities
Payments on capital lease obligations	(358)	(54)	(160)
Payment of employee tax withholdings related to restricted stock vesting	(1,107)	(340)	(864)
Cash paid for purchase of common stock	(957)	(2,042)	—
Proceeds from exercise of stock options and employee stock plans	1,975	414	117
Net cash used in financing activities	(447)	(2,022)	(907)
Effect of exchange rate changes on cash and cash equivalents	(482)	(892)	137
Net decrease in cash and cash equivalents	(12,259)	(9,261)	(6,742)
Cash and cash equivalents, beginning of period	57,767	67,028	85,956
Cash and cash equivalents, end of period	$45,508	$57,767	$79,214
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses, amortization of intangibles and gain (loss) on sale of WCM business. We define EBITDA as GAAP net income (loss) before interest income, interest expense, gain (loss) on sale of WCM business, other income and expense, provision for income taxes and depreciation and amortization. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA

Exhibit 99.1

facilitates investors' use of operating performance comparisons from period to period as well as across companies.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:
• EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• they do not reflect changes in, or cash requirements for, our working capital needs;
• they do not reflect the cash requirements necessary for litigation costs;
• they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
• they do not reflect income taxes or the cash requirements for any tax payments;
• although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
• while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
• other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, Limelight is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2015		December 31, 2014		March 31, 2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(5,683)	$(0.06)	$(5,007)	(0.05)	$(7,640)	$(0.08)
Share-based compensation	3,069	0.03	2,691	0.03	2,579	0.03
Litigation defense expenses	19	—	(3)	—	273	—
Amortization of intangible assets	197	—	204	—	337	—
Loss on sale of the WCM business	—	—	—	—	62	—
Non-GAAP net loss	$(2,398)	$(0.02)	$(2,115)	(0.02)	$(4,389)	$(0.04)

Weighted average shares used in per share calculation:		98,636		98,637		97,946

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
U.S. GAAP net loss	$(5,683)	$(5,007)	$(7,640)
Depreciation and amortization	4,793	4,646	5,403
Interest expense	4	6	12
Loss on sale of the WCM business	—	—	62
Interest and other (income) expense	(1,886)	(880)	(149)
Income tax expense	55	22	56
EBITDA	$(2,717)	$(1,213)	$(2,256)
Share-based compensation	3,069	2,691	2,579
Litigation defense expenses	19	(3)	273
Adjusted EBITDA	$371	$1,475	$596
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Limelight’s website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our strategic focus; our expectations regarding revenues for the second quarter and full year 2015; non-GAAP net loss and capital expenditures for the full-year 2015; the growth of our business; the growth of our employee base; the performance of ou

Exhibit 99.1

r services; and our relationship with our customers. Our expectations and beliefs regarding these matters may not materialize. The potential risk and uncertainties that could cause actual results to differ materially from the results predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of April 30, 2015, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships — all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter, Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2015 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English

CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com

Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ